UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 5, 2008
Date of Report (Date of earliest event reported)

BODYTEL SCIENTIFIC INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51633	98-0461698
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

One Independent Drive, Suite 1701, Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

904.305.8634
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

Acquisition of GlucoTel Scientific Inc.

On March 5, 2008, BodyTel Scientific Inc. (the “Company”) entered into a letter agreement with Marlon Vermögensverwaltungsgesellschaft mbH (“Marlon”). Pursuant to the terms of the Letter Agreement the Company acquired 100 shares (the “GlucoTel Shares”) of the common stock of GlucoTel Scientific Inc., a private Nevada corporation (“GlucoTel”) held by Marlon, representing 50% of the issued and outstanding shares of GlucoTel, in consideration of which the Company issued 4,000,000 restricted shares of its common stock (the “BodyTel Shares”) to Marlon. The agreement supercedes and replaces all prior agreements relating to the acquisition by the Company of the remaining 50% shareholding interest in GlucoTel, including the Shareholders Agreement between the Company and Safe-com GmbH & Co. KG (“Safecom”) dated December 6, 2006, a copy of which was filed with the Company’s current report on Form 8-K filed with the SEC on December 14, 2006. Safecom’s interest in GlucoTel and the Shareholders Agreement was subsequently assigned to Marlon by Safecom.

Closing of the acquisition by the Company of GlucoTel Shares by the Company occurred on March 5, 2008. Following completion of the transaction the Company now holds 100% of the issued and outstanding shares of GlucoTel and Marlon holds 23,500,000 shares of the Company’s issued and outstanding common stock. GlucoTel is the Company’s wholly owned subsidiary which has the proprietary rights to the Company’s blood glucose monitoring and diabetes management system, GlucoTel™, as well as the PressureTel™ blood pressure device and the WeightTel™ weight scale systems.

During the next twelve months, the Company intends to focus on finishing the development and commercialization of the GlucoTel blood glucose monitoring system. During this period, the Company expects to have completed and received all relevant patents, trademarks and regulatory approvals such as Federal Drug Administration for the United States and CE approvals from the European Union to begin distributing its product. Additionally, the Company expects to have finalized the development and commercialization of its products WeighTel and PressureTel. Also, the Company expects to conduct further research and development on home monitoring devices in different areas for chronic diseases such as Diabetes.

The Company issued the BodyTel Shares to Marlon pursuant to Regulation S of the Securities Act of 1933 on the basis that: (i) Marlon represented that it was outside of the United States at the time the Letter Agreement was entered into; and (ii) Marlon represented that it was not a US person as such term is defined under Regulation S.

Line of Credit with Ferro Group Ventures, Inc.

On March 6, 2008, the Company issued a line of credit promissory note (the “Note”) evidencing a loan to the Company of up to $2,500,000 (the “Loan”) from Ferro Group Ventures, Inc. The Principal outstanding on the Note matures on February 28, 2009. The Company has received aggregate advances of €510,000 (US$784,804) and US$1,484,796 pursuant to the Loan. The Note is non-interest bearing until October 31, 2008, and thereafter bears interest at a rate of 10% per annum. The Note is unsecured and the maturity date may be extended at the lender’s option for an additional twelve months.

The foregoing description of the Letter Agreement and Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter Agreement and Note which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. Both the Letter Agreement and Note are incorporated into this Item 1.01 by reference.

Item 2.01 Completion Of Acquisition Or Disposition Of Assets.

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 2.01 and is hereby incorporated into this Item 2.01 by reference.

Item 2.03 Creation Of A Direct Financial Obligation.

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 2.03 and is hereby incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 3.02 and is hereby incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required to be filed under this item are not included in this report. Any required financial statement will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial statements required to be filed under this item are not included in this report. Any required pro forma financial statements will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit	Description of Exhibit
Number
10.1	Letter Agreement dated March 5, 2008 between BodyTel Scientific Inc. and Marlon Vermögensverwaltungsgesellschaft GmbH
10.2	Line of Credit Promissory Note dated March 6, 2008 in favour of Ferro Group Ventures, Inc.
10.3

Shareholders Agreement between BodyTel Scientific Inc. and Safe-com GmbH & Co. KG dated December 6, 2006 (incorporated by reference from the Current Report on Form 8-K filed with the SEC on December 14, 2006)

10.4

Technology Transfer Agreement dated December 6, 2006 between GlucoTel Scientific Inc. and Safe-com GmbH & Co. KG (incorporated by reference from the Current Report on Form 8-K filed with the SEC on December 14, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BODYTEL SCIENTIFIC INC.
Date: March 6, 2008
	By:	/s/ Stefan Schraps
STEFAN SCHRAPS, PRESIDENT